Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations
1. Name of corporation:
(must not be later than 90 days after the certificate is filed)
8. Officer Signature:
Title Signature
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.
Nevada Secretary of State AM 78.209 2007
Revised 01/01/2007
ABOVE SPACE IS FOR OFFICE USE ONLY USE BLACK INK ONLY - DO NOT HIGHLIGHT
Certificate of Change Pursuant
to NRS 78.209
ROSS MILLER
Secretary of State
(775) 684 5708
Website: secretaryofstate.biz
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.
3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:
4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
X
7. Effective date of filing (optional):
NextPhase Wireless, Inc.
200,000,000 shares of Common Stock, with a par value of $0.001 per share, and
20,000,000 shares of Preferred Stock, with a par value of $0.001 per share.
10,000,000 shares of Common Stock, with a par value of $0.001 per share, and
20,000,000 shares of Preferred Stock, with a par value of $0.001 per share.
Every twenty (20) shares of the Company's issued and outstanding Common Stock as of the effective date of this filing will be reclassified and combined into one (1) whole share of the Company's Common Stock ("Reverse Split").
No fractional shares of the Company's Common Stock will be issued in connection with the Reverse Split. Shareholders who are entitled to a fractional share will receive in lieu thereof one (1) whole share of Common Stock as reclassified.
Chairman and COO
4:00 p.m. EDT on November 2, 2007
/s/ Thomas Hemingway
Filed in the office
/s/ Ross Miller
Secretary of State
State of Nevada
Document Number
20070726693-12
Filing Date and Time
10/24/2007 12:14 PM
Entity Number
C14403-1995
EXHIBIT 3.6